EXHIBIT 3.9

                            CERTIFICATE OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                            WORLD INTERNETWORKS, INC.

         In accordance with the requirements of Section 78.385 and 78.390 of the Nevada Revised Statutes, the Articles of Incorporation of World Internetworks, Inc., a Nevada corporation (the "Company") are hereby amended as set forth in this Certificate of Amendment.

         1. Prior to the filing of this Certificate of Amendment, the name of the Company has been World Internetworks, Inc.

         2. Pursuant  to  this  Certificate  of  Amendment,   Article  I of  the
Company's Articles of Incorporation shall be amended as follows:

         "ARTICLE I NAME: The name of the Corporation is GTDATA Corporation."

         3. Except as set forth in paragraph 2 of this Certificate of Amendment, the Articles of Incorporation shall remain the same as previously constituted.

         4. This Certificate of Amendment, and the amendment to the Company's Articles of Incorporation contemplated herein, has been approved by unanimous resolution of the Company's Board of Directors, in a manner consistent with the provisions of Section 78.390 of the Nevada Revised Statutes.

         5. This Certificate of Amendment, and the amendment to the Company's Articles of Incorporation contemplated herein, has been approved by the holders of a majority of the Company's outstanding shares, as required under Section
78.390 of the Nevada Revised Statutes and the Company's Articles of Incorporation, pursuant to an action without a meeting, in accordance with the requirements of Section 78.320 of the Nevada Revised Statutes.

         6. The number of common shares entitled to vote on the amendment to the Articles of Incorporation was 16,029,956.

         7. The number of common shares voted in favor of the amendment was 8,632,519, with none opposing and none abstaining.

                                       By: /s/ Robert Genesi
                                       ---------------------
                                       Robert Genesi, President & Secretary